SUBSIDIARIES OF
ALLIANCEBERNSTEIN L.P.

Each of the entities listed below are wholly-owned subsidiaries of AllianceBernstein, unless a specific percentage ownership is indicated:

AllianceBernstein International LLC
(Delaware)

AB Trust Company, LLC
(New Hampshire)

AllianceBernstein Corporation of Delaware
(Delaware)

AllianceBernstein Holdings (Cayman) Ltd.
(Cayman Islands)

Alliance Capital Management LLC
(Delaware)

Sanford C. Bernstein & Co., LLC
(Delaware)

AllianceBernstein Real Estate Investments LLC
(Delaware)

AB Private Credit Investors LLC
(Delaware)

AllianceBernstein Investments, Inc.
(Delaware)

AllianceBernstein Investor Services, Inc.
(Delaware)

AllianceBernstein Global Derivatives Corporation
(Delaware)

AllianceBernstein Oceanic Corporation
(Delaware)

AllianceBernstein Japan Inc.
(Delaware)

AllianceBernstein Canada, Inc.
(Canada)

Sanford C. Bernstein (Canada) Limited
(Candada)

AllianceBernstein (Mexico), S. de R.L. de C.V.
(Mexico)

AllianceBernstein Administradora de Carteiras (Brasil) Ltda.
(Brazil)

AllianceBernstein (Argentina) S.R.L.
(Argentina)

AllianceBernstein Holdings Limited
(U.K.)

AllianceBernstein Preferred Limited
(U.K.)

AllianceBernstein Limited
(U.K.)

AllianceBernstein Services Limited
(U.K.)

Sanford C. Bernstein Limited
(U.K.)

Sanford C. Bernstein (CREST Nominees) Limited
(U.K.)

Sanford C. Bernstein (Schweiz) GmbH
(Switzerland)

CPH Capital Fondsmaeglerselskab A/S
(Denmark; 85.4%-owned)

AllianceBernstein Schweiz AG
(Switzerland)

AllianceBernstein (Luxembourg) S.à.r.l
(Luxembourg)

AllianceBernstein (France) SAS
(France)

AB Europe GmbH
(Germany)

AB Bernstein Israel Ltd.
(Israel)

AllianceBernstein Japan Ltd.
(Japan)

AllianceBernstein Hong Kong Limited
(Hong Kong)

Sanford C. Bernstein (Hong Kong) Limited
(Hong Kong)

AllianceBernstein Asset Management (Korea) Ltd.
(South Korea)

AllianceBernstein Investment Research (Proprietary) Limited
(South Africa; 80%-owned)

AllianceBernstein Investment Management Australia Limited
(Australia)

AllianceBernstein Australia Limited
(Australia)

AllianceBernstein (Singapore) Ltd.
(Singapore)

AllianceBernstein Investments Taiwan Limited
(Taiwan)

AB (Shanghai) Investment Consulting Co., Ltd.
(China)

Alliance Capital (Mauritius) Private Limited
(Mauritius)

AllianceBernstein Investment Research and Management (India) Private Ltd.
(India)

ACAM Trust Company Private Ltd.
(India)

Alliance Capital Asset Management (India) Private Ltd.
(India; 75%-owned)

W.P. Stewart & Co., LLC
(Delaware)

WPS Advisors, LLC
(Delaware)

W.P. Stewart Asset Management LLC
(Delaware)

W.P. Stewart & Co. (Europe), Ltd.
(U.K.)

W.P. Stewart Asset Management (NA), LLC
(New York)

W.P. Stewart Asset Management (Europe), N.V.
(Netherlands)

W.P. Stewart Securities LLC
(Delaware)

W.P. Stewart Fund Management, S.A.
(Luxembourg)

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